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                                                                     EXHIBIT 12
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STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - REAL ESTATE TRUST ONLY
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                                                                      For the Twelve Months Ended September 30
                                                 ----------------------------------------------------------------------------------
(Dollars in thousands)                                2000             1999            1998             1997            1996
------------------------------------------------ ---------------- ---------------- --------------- ---------------- ---------------

FIXED CHARGES:
Interest and debt expense                             $   45,974       $   39,585      $   42,817       $   40,819      $   40,514
Ground rent                                                   --               --              69              101             101
                                                 ---------------- ---------------- --------------- ---------------- ---------------
     Total fixed charges for ratio                    $   45,974       $   39,585      $   42,886       $   40,920      $   40,615
                                                 ================ ================ =============== ================ ===============



EARNINGS:
Operating loss                                        $   (3,921)      $  (10,291)     $  (18,457)      $  (18,987)     $  (24,176)
Total fixed charges for ratio                             45,974           39,585          42,886           40,920          40,615
                                                 ---------------- ---------------- --------------- ---------------- ---------------
     Total earnings for ratio                         $   42,053       $   29,294      $   24,429       $   21,933      $   16,439
                                                 ================ ================ =============== ================ ===============



RATIO OF EARNINGS TO FIXED CHARGES                   Less than 1      Less than 1     Less than 1      Less than 1     Less than 1
                                                 ================ ================ =============== ================ ===============


Deficiency of available earnings to fixed
      charges                                         $   (3,921)      $  (10,291)     $  (18,457)      $  (18,987)     $  (24,176)
                                                 ================ ================ =============== ================ ===============
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